UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - February 15, 2018

ALLETE, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-3548	41-0418150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

30 West Superior Street
Duluth, Minnesota 55802-2093
(Address of principal executive offices, including zip code)

(218) 279-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

ALLETE, Inc. (NYSE:ALE) today initiated its 2018 earnings guidance range of $3.20 to $3.50 per share on net income of $165 million to $185 million. This guidance range is comprised of its Regulated Operations segment earnings within a range of $2.45 to $2.65 per share, and its Energy Infrastructure and Related Services businesses and Corporate and Other operations earnings within a range of $0.75 to $0.85 per share. Our 2018 earnings guidance includes approximately $0.10 per share of anticipated benefit from the Tax Cuts and Jobs Act of 2017 (TCJA); the earnings impact of a lower corporate income tax rate will primarily affect our Energy Infrastructure and Related Services businesses. We now have a long-term objective of achieving average annual earnings per share growth of five to seven percent.

Key factors, expectations, considerations and assumptions impacting 2018 guidance are summarized below.

Regulated Operations

•
In January 2018, the Minnesota Public Utilities Commission made determinations regarding Minnesota Power's general rate case, filed in November 2016. Final rates are expected to commence in the fourth quarter of 2018; interim rates will be collected through this period which will be fully offset by the recognition of a corresponding reserve.

•
Additional cost recovery rider revenue from the Great Northern Transmission Line capital investments, with Minnesota Power’s portion of anticipated expenditures estimated at approximately $110 million in 2018.

•	2018 industrial sales of approximately 7.0 million to 7.5 million megawatt-hours (MWh), which reflects anticipated production from our taconite customers of approximately 39 million tons in 2018.

•	Operating and maintenance expense slightly lower than 2017.

•	Higher depreciation expense due to additional plant in service.

•	Higher property tax and interest expense.

•	Additional investments in the American Transmission Company LLC of approximately $6 million.

•	No material impact in 2018 due to the TCJA. Lower income taxes for our regulated operations will be recorded as regulatory liabilities pending future regulatory decisions.

•	2018 guidance assumes that we will achieve reasonable outcomes in regulatory proceedings.

Energy Infrastructure and Related Services Businesses

ALLETE Clean Energy

•	ALLETE Clean Energy expects approximately 1.4 million MWh (1.2 million MWh in 2017) in total wind generation.

•
We expect to spend approximately $25 million in 2018 to requalify wind turbine generators (WTG) at ALLETE Clean Energy's Storm Lake I, Storm Lake II and Lake Benton facilities in 2018. Overall, we expect to spend a total of approximately $80 million to requalify these facilities, which we project will generate an estimated $180 million in production tax credits over the life of those credits. Production tax credits related to these WTG projects are estimated to be approximately $5 million in 2018, $10 million in 2019, $15 million to $20 million in 2020 through 2027, and decreasing thereafter through 2030.

•	2018 guidance includes the construction and sale of an approximately 50 megawatt wind energy facility to Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc.

•	Higher operating expenses compared to 2017.

•
Guidance does not include the impact, if any, of possible acquisitions of renewable energy facilities, additional construction and sale projects, and requalification projects other than those previously disclosed.

U.S. Water Services

•
Assumes organic revenue growth of approximately 8 percent, excluding the year-over-year impact of the September 2017 acquisition of Tonka Water. Including Tonka Water, revenues are projected to increase to approximately $180 million to $190 million.

•	Earnings before interest, income taxes, depreciation and amortization of approximately 12 percent of revenues.

•	Cash flow from operations are forecast to be $15 million ($12 million in 2017).

•	Guidance does not include the impact, if any, of possible acquisitions.

ALLETE, Inc. Form 8-K dated February 15, 2018

Corporate and Other

•	Similar operating results at BNI Energy and ALLETE Properties.

•
A consolidated effective income tax rate of approximately negative 10 percent in 2018 due to federal production tax credits as a result of wind generation from our Bison Wind Energy Center and requalification of wind turbine generators at ALLETE Clean Energy, and impacts from the TCJA.

•	Earnings per share dilution of approximately $0.05 due to additional average number of shares of common stock outstanding.

Readers are cautioned that forward-looking statements should be read in conjunction with the Company’s disclosures under the heading “Forward‑Looking Statements” located on page 3 of this Form 8-K.

The statements contained in this release and statements that ALLETE may make orally in connection with this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by ALLETE with the Securities and Exchange Commission.

In this Form 8-K, ALLETE has presented earnings before interest, income taxes, depreciation and amortization guidance for U.S. Water Services, which is non-Generally Accepted Accounting Principles (non-GAAP) financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. ALLETE's management believes that this non-GAAP financial measure provides useful information to investors by providing another way to measure the financial performance of U.S. Water Services on an ongoing basis. Management believes that the presentation of this non-GAAP financial measure is appropriate and enables investors and analysts to more accurately measure the company's ongoing financial performance.

ALLETE, Inc. Form 8-K dated February 15, 2018

Forward-Looking Statements

Statements in this report that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “likely,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward-looking.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause our actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE in this Form 8-K, in presentations, on our website, in response to questions or otherwise. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements that could cause our actual results to differ materially from those indicated in the forward-looking statements:

•	our ability to successfully implement our strategic objectives;

•	global and domestic economic conditions affecting us or our customers;

•	changes in and compliance with laws and regulations;

•	changes in tax rates or policies or in rates of inflation;

•	the outcome of legal and administrative proceedings (whether civil or criminal) and settlements;

•	weather conditions, natural disasters and pandemic diseases;

•	our ability to access capital markets and bank financing;

•	changes in interest rates and the performance of the financial markets;

•	project delays or changes in project costs;

•
changes in operating expenses and capital expenditures and our ability to raise revenues from our customers in regulated rates or sales price increases at our Energy Infrastructure and Related Services businesses;

•	the impacts of commodity prices on ALLETE and our customers;

•	our ability to attract and retain qualified, skilled and experienced personnel;

•	effects of emerging technology;

•	war, acts of terrorism and cyber attacks;

•	our ability to manage expansion and integrate acquisitions;

•	population growth rates and demographic patterns;

•	wholesale power market conditions;

•
federal and state regulatory and legislative actions that impact regulated utility economics, including our allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities and utility infrastructure, recovery of purchased power, capital investments and other expenses, including present or prospective environmental matters;

•	effects of competition, including competition for retail and wholesale customers;

•	effects of restructuring initiatives in the electric industry;

•	the impacts on our Regulated Operations segment of climate change and future regulation to restrict the emissions of greenhouse gases;

•	effects of increased deployment of distributed low-carbon electricity generation resources;

•	the impacts of laws and regulations related to renewable and distributed generation;

•	pricing, availability and transportation of fuel and other commodities and the ability to recover the costs of such commodities;

•	our current and potential industrial and municipal customers’ ability to execute announced expansion plans;

•	real estate market conditions where our legacy Florida real estate investment is located may not improve;

•	the success of efforts to realize value from, invest in, and develop new opportunities in, our Energy Infrastructure and Related Services businesses; and

•
factors affecting our Energy Infrastructure and Related Services businesses, including fluctuations in the volume of customer orders, unanticipated cost increases, changes in legislation and regulations impacting the industries in which the customers served operate, the effects of weather, creditworthiness of customers, ability to obtain materials required to perform services, and changing market conditions.

ALLETE, Inc. Form 8-K dated February 15, 2018

Forward-Looking Statements (Continued)

Additional disclosures regarding factors that could cause our results or performance to differ from those anticipated by this report are discussed in Part 1, Item 1A, under the heading “Risk Factors” of ALLETE’s Annual Report on Form 10‑K for the year ended December 31, 2017. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures made by ALLETE in this Current Report on Form 8‑K and in other reports filed with the SEC that attempt to identify the risks and uncertainties that may affect ALLETE’s business.

ALLETE, Inc. Form 8-K dated February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLETE, Inc.

February 15, 2018	/s/ Steven W. Morris
Steven W. Morris
Vice President, Controller and Chief Accounting Officer

ALLETE, Inc. Form 8-K dated February 15, 2018